CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Robert J. Brault, Chief Financial Officer of Smith Barney Income Funds—Smith Barney Diversified Strategic Income Fund (the “Registrant”), each certify to the best of his or her knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended January 31, 2005 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Smith Barney Income Funds -	Smith Barney Income Funds -
Smith Barney Diversified Strategic	Smith Barney Diversified Strategic
Income Fund	Income Fund

/s/ R. Jay Gerken	/s/ Robert J. Brault
R. Jay Gerken	Robert J. Brault
Date: April 7, 2005	Date: April 7, 2005

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.